CONSULTING AGREEMENT

      THIS CONSULTING AGREEMENT (the "Agreement"), dated as of November 28, 1995 between Medcross, Inc., a Florida corporation (the "Company"), and Windy City, Inc. ("Consultant").

                             W I T N E S S E T H:

      WHEREAS, in light of the expertise and experience of Consultant, the Company desires to engage Consultant to provide the Company with consulting services and Consultant is willing and able to provide such services; and

      WHEREAS, the Company and Consultant desire to set forth in a formal written agreement the terms and conditions upon which Consultant shall provide services to the Company;

      NOW, THEREFORE, in consideration of the mutual benefits to be derived from this Agreement, the Company and Consultant hereby agree as follows:

      1.    Appointment; Consulting Services.

            (a) The Company hereby retains Consultant to render those consulting services contemplated by this Agreement commencing on January 1, 1996 until December 31, 1998 (the "Term"). Notwithstanding any other provision of this Section 1(a), the term of this Agreement may be extended beyond the Term by the written agreement of the parties.

            (b) During the Term hereof, Consultant agrees to render to the Company such consulting advice as shall be requested from time to time by the President of the Company in connection with the business conducted or to be conducted by the Company. In performing services hereunder, Consultant shall report to the Company's President. During the Term hereof, Consultant shall be an independent contractor of the Company and not an employee. During the Term ereof, Consultant shall have no power or authority to represent or bind the Company unless specifically authorized in writing by the President of the Company.

      2.    Payments to Consultant During the Term.

      The Company agrees to pay to Consultant during the Term and any extension thereof the following:

            (a) In consideration of Consultant's performance of the consulting services described herein during the Term hereof, the Company agrees to pay to Consultant a consulting fee of Six Thousand Two Hundred and Fifty Dollars ($6,250) per calendar quarter, which fee, in the aggregate amount of $75,000, shall be deemed to have been earned upon effectiveness hereof. Such consulting fee shall be payable in arrears on the last day of each calendar quarter during which this Agreement is in effect.

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            (b)   The Company shall reimburse Consultant for all reasonable out
-of-pocket expenses directly incurred by Consultant in connection with Consultant's rendering of the consulting services set forth in this Agreement; provided, however, that the incurrence of such expenses in an amount greater than $100.00 must be approved in writing in advance by the President of the Company. Any such reimbursement hereunder shall be made by the Company within 30 days after submission by Consultant of supporting documentation as reasonably required by the Company.

      3.    Consolidation; Merger; Sale of Assets; Change of Control.

      Nothing in this Agreement shall preclude the Company from combining, consolidating or merging with or into, transferring all or substantially all of its assets to, or entering into a partnership or joint venture with, another corporation or other entity, or effecting any other kind of corporate combination provided that the corporation resulting from or surviving such combination, consolidation or merger, or to which such assets are transferred, or such partnership or joint venture assumes this Agreement and all obligations and undertakings of the Company hereunder. Upon such a consolidation, merger, transfer of assets or formation of such partnership or joint venture, this Agreement shall inure to the benefit of, be assumed by, and be binding upon such resulting or surviving transferee corporation or such partnership or joint venture, and the term "Company," as used in this Agreement, shall mean such corporation, partnership or joint venture, or other entity and this Agreement shall continue in full force and effect and shall entitle Consultant to exactly the same compensation, benefits, perquisites, payments and other rights as would have been their entitlement had such combination, consolidation, merger, transfer of assets or formation of such partnership or joint venture not occurred.

      4.    Survival of Obligations.

      The obligations of the parties under Sections 2, 3 and 5 of this Agreement shall survive the termination for any reason of this Agreement (whether such termination is by the Company, by Consultant, upon the expiration of this Agreement or otherwise).

      5.    Reformation; Severability.

      In case any one or more of the provisions or part of a provision contained in this Agreement shall for any reason be held to be invalid, illegal or unenforceable in any respect in any jurisdiction, such invalidity, illegality or unenforceability shall be deemed not to affect any other jurisdiction or any other provision or part of a provision of this Agreement nor shall such invalidity, illegality or unenforceability affect the validity, legality or enforceability of this Agreement or any provision or provisions hereof in any other jurisdiction, and this Agreement shall be reformed and construed in such jurisdiction as if such provision or part of a provision held to be invalid or illegal or unenforceable had never been contained herein and such provision or part reformed so that it would be valid, legal and enforceable in such jurisdiction to the maximum extent possible. In furtherance and not in

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limitation of the foregoing, the Company and Consultant each intend that the representations, warranties and covenants contained in Sections 3 and 4 shall be deemed to be a series of separate representations, warranties and covenants, one for each county, state, territory or jurisdiction of the United States and any foreign country referenced therein. If, in any judicial proceeding, a court shall refuse to enforce any of such separate representations, warranties and covenants, then such unenforceable representations, warranties and covenants shall be deemed eliminated from the provisions hereof for the purpose of such proceedings to the extent necessary to permit the remaining separate representations, warranties and covenants to be enforced in such proceedings. If, in any judicial proceeding, a court shall refuse to enforce any one or more of such separate representations, warranties and covenants because the total time thereof is deemed to be excessive or unreasonable, then it is the intent of the parties hereto that such representations, warranties and covenants, which would otherwise be unenforceable due to such excessive or unreasonable period of time, be enforced for such lesser period of time as shall be deemed reasonable and not excessive by such court.

      6.    Entire Agreement; Amendment.

      This Agreement contains the entire agreement between the Company and Consultant with respect to the subject matter thereof. This Agreement may not be amended, waived, changed, modified or discharged except by an instrument in writing executed by or on behalf of the party against whom any amendment, waiver, change, modification or discharge is sought. No course of conduct or dealing shall be construed to modify, amend or otherwise affect any of the provisions hereof.

      7.    Notices.

      All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given (i) upon delivery, if personally delivered, (ii) the next business day, if delivered with all charges prepaid to a recognized overnight delivery service for next day delivery, or
(iii) five days after mailing, if mailed, postage prepaid, via first class mail, in each such case as follows:

      (a)   To the Company:               (b)   To Consultant:

            Medcross, Inc.                      Windy City, Inc.
            3227 Bennet Street North            8000 Towers Crescent Drive
            St. Petersburg, Florida  33713      Suite 1070
            Attn:  Henry Y.L. Toh, President    Vienna, Virginia  22180
                                                Attention:  Joel S. Kanter,
                                                President

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            with a copy to:                     with a copy to:

          De Martino Finkelstein Rosen & VirgaBarack, Ferrazzano, Kirschbaum &
          1818 N Street, N.W., Suite 400         Perlman
          Washington, D.C.  20036             333 West Wacker Drive, Suite 2700
          Attn:  Ralph V. De Martino,         Chicago, Illinois  60606
                 Esquire                      Attention:  Joshua Kanter,
                                                            Esquire

and/or to such other persons and addresses as any party shall have specified in writing to the other.

      8.    Assignability.

      This Agreement shall not be assignable by Consultant and shall be binding upon, and shall inure to the benefit of, the successors of the Company. Notwithstanding any other provision of this Agreement, this Agreement shall be assignable by the Company, as contemplated by Section 8 hereof or otherwise, provided that the assignee is a subsidiary of the Company.

      9.    Representation by Counsel.

      Each of the parties hereto represents, warrants and covenants that he or it has had ample opportunity to consider entering into this Agreement and has had an opportunity to consult with counsel regarding this Agreement prior to executing the same.

      10.   Governing Law.

      This Agreement shall be governed by and construed under the laws of the State of Florida without regard to the conflicts of law principles thereof.

      11.   Waiver and Further Agreement.

      Any waiver of any breach of any terms or conditions of this Agreement shall not operate as a waiver of any other breach of such terms or conditions or any other term or condition, nor shall any failure to enforce any provision hereof operate as a waiver of such provision or of any other provision hereof. Each of the parties hereto agrees to execute all such further instruments and documents and to take all such further action as the other party may reasonably require in order to effectuate the terms and purposes of this Agreement.

      12.   Headings of No Effect.

      The paragraph headings contained in this Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

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      13.   Counterparts.

      This Agreement may be executed by the parties hereto in one or more counterparts each of which shall be an original and all of which shall together constitute one and the same Agreement.


      IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.


ATTEST:                                   MEDCROSS, INC.



/s/ Stephanie E. Giallourakis             By:   /s/ Henry Y. L. Toh
                                                Henry Y. L. Toh, President


WITNESS:                                  WINDY CITY, INC.



/s/ Unknown Signature                      By:  /s/ Joel S. Kanter
                                                Joel S. Kanter, President



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